Exhibit 99.1

Unigene Announces First Quarter 2013 Financial Results and Provides Corporate Update

-Management to host conference call on May 14, 2013 at 11 a.m. ET-

May 14, 2013 – BOONTON, N.J. -- Unigene Laboratories, Inc. (PINK: UGNE) today announced financial results for the first quarter ended March 31, 2013 and provided a corporate update on the Company’s financial status and strategic initiatives.

Ashleigh Palmer, Unigene’s Chief Executive Officer, commented, “2013 has been extremely challenging for Unigene. The FDA advisory committee recommendation against calcitonin containing products, followed by an Article 9 sale of our Biotechnologies strategic business unit (SBU) assets to affiliates of Victory Park Capital (VPC), has had a materially negative impact on the Company”.

Palmer continued, “Nevertheless, we continue to pursue the limited strategic options available to us. In particular, we continue to try to monetize the therapeutic assets that remain within Unigene, in particular, our oral PTH program, and UGP281. We also recently announced an equity transfer and exclusive license agreement with Nordic Bioscience and its affiliate, resulting in $1.0 million in proceeds that were used to pay down VPC debt. VPC has since re-loaned $500,000 of these proceeds back to us. Our mission going forward is to seek similar opportunities to infuse cash into the Company to maximize our lender and shareholder value.”

“However, as previously stated, unless there is a near-term restructuring of the debt owed to VPC and the Company’s founders, we will no longer have the ability to continue as a going concern. Regardless of whether VPC and the Company’s founders arrive at a settlement to resolve Unigene’s debt situation, the $500,000 re-loaned by VPC following the Nordic transaction will only be sufficient to finance the Company through mid-June, 2013.”

FIRST QUARTER 2013 FINANCIAL & OPERATIONALSUMMARY

Unigene generated net income of $1.98 million for the three months ended March 31, 2013 or $0.02 per share as compared to a net loss of $3.2 million or $(0.03) per share in the three months ended March 31, 2012. This was primarily due to an increase in the non-cash gain on change in fair value of an embedded conversion feature of $8.93 million, partially offset by an increase in operating expenses of $1.52 million as a result of impairment charges, a decrease in revenues of $1.14 million and an increase in interest expense of $1.65 million.

Revenue for the fiscal quarter ended March 31, 2013 decreased $1.14 million, or 65%, to $614,000 from $1.75 million in the comparable period in 2012. This was primarily due to a decrease in Fortical sales and royalties from Upsher-Smith Laboratories (“USL”) due to increased competition in the nasal calcitonin market, as well as to a decrease in licensing revenue. Fortical sales to USL were zero in the three months ended March 31, 2013 as compared to $646,000 for the three months ended March 31, 2012 as USL advanced purchase orders from the first quarter of 2013 into 2012. Due largely in part to the United States Federal Drug Administration (“FDA”) advisory committee recommendation on March 5, 2013, the Company has not received and does not anticipate receiving additional orders for Fortical in the near term and has ceased all related production activities.

Development fees and other revenue decreased 46% to $266,000 in the first quarter of 2013 from $494,000 in the first quarter of 2012, primarily due to a reduction in development work performed on behalf of Tarsa Therapeutics. On April 25, 2013, the Company’s oral drug delivery assets were acquired by Enteris BioPharma, Inc. an affiliate of Victory Park Capital (“VPC”), via an Article 9 sale pursuant to the Uniform Commercial Code. As a result, the Company will no longer benefit from revenues associated with development work, feasibility studies or the potential related licensing and milestone revenues.

Cash and cash equivalents at March 31, 2013 totaled $353,000, a decrease of $3.46 million from December 31, 2012. On May 9, 2013, the Company announced it entered into an equity transfer and exclusive license agreement with Nordic Bioscience resulting in a payment of $1.0 million. Pursuant to the terms of the forbearance agreement with VPC announced on September 26, 2012, the proceeds received from the transaction were required to be remitted to VPC to be applied to the outstanding senior secured notes. VPC has agreed to re-loan $500,000 of the proceeds to help extend the Company’s runway and has indicated a willingness to re-loan the remaining $500,000 of proceeds if an agreement can be reached between VPC, Unigene and the Company’s junior lenders, in regards to a possible conversion of Unigene’s remaining debt into equity on terms that are acceptable to VPC.

Despite the $0.5 million net cash infusion resulting from the equity transfer and exclusive license agreement with Nordic Bioscience, the Company’s financial resources remain limited due to the decline and potential elimination of Fortical sales and royalties and the sale of the Company’s Biotechnologies SBU and loss of the associated revenues. As a result, the Company will require additional financial resources in order to avoid the cessation of operations. The Company’s ability to capitalize on such potential opportunities is contingent upon, among other matters, its ability to restructure its existing VPC and founders’ debt.

FIRST QUARTER HIGHLIGHTS

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In a meeting on March 5, 2013, the FDA Advisory Committee concluded via a 12-9 vote that the benefits of calcitonin products, including Fortical®, do not outweigh the potential risks associated with their use and, as a result, should not continue to be broadly marketed. Additionally, the Advisory Committee recommended via a 20-1 vote that fracture prevention data should be required for the approval of new oral calcitonin products in development for osteoporosis prevention and treatment. This recommendation could impact Unigene’s licensee, Tarsa Therapeutics.

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Fully addressed a previously disclosed error related to the Company’s accounting for a non-cash embedded derivative liability and filed an amended annual report on Form 10-K/A for the year ended December, 31, 2011, amended quarterly reports on Form 10-Q/A for each of the quarterly periods ended June 30, 2012 and March 31, 2012, and the quarterly report on Form 10-Q for the quarter ended September 30, 2012.

UPDATES SUBSEQUENT TO QUARTER END

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Entered into an equity transfer and exclusive license agreement with Nordic Bioscience (“Nordic”) involving proprietary metabolic peptide analogs for Type 2 diabetes, osteoarthritis and osteoporosis developed as part of a Joint Development Vehicle (“JDV”) established by both companies in October 2011. Under the terms of the agreement, Nordic agreed to pay $1,000,000 for Unigene’s ownership interest in the JDV. As part of the agreement, Unigene will be entitled to double-digit royalties from the net sales of any of the licensed products that incorporate Unigene’s oral formulation technology, and single-digit royalties from the net sales of such licensed products that do not. Unigene is also entitled to receive 25 percent of any license fees or milestone payments should the Nordic owned JDV sublicense any of the compounds.

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Announced that on April 16, 2013, VPC held a public auction conducted in accordance with Article 9 of the Uniform Commercial Code (“UCC”) for the sale of certain of Unigene’s assets that secure approximately $56.7 million in senior secured notes issued to affiliates of VPC by Unigene. The assets concerned include Unigene’s Peptelligence™ drug delivery and recombinant manufacturing platforms and all other assets that comprised the Company’s Biotechnologies SBU. The holders of the senior secured notes made a credit bid of $15 million and, at the conclusion of the public auction, were deemed the highest bidder for the assets. The Biotechnology SBU assets were subsequently contributed on April 25, 2013, by the holders to Enteris BioPharma, Inc. (“Enteris”), a Delaware corporation and an affiliate of the holders. After accounting for the credit bid, approximately $41.7 million remained outstanding under the senior secured notes at the time of the sale of the assets.

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On April 29, 2013, the Company and Enteris entered into a Transition Services Agreement (the “TSA”). During the term of the TSA, the Company will provide to Enteris certain services thereunder relating to the operation of the Business by Enteris, including: (i) general management, strategic planning, business development, sales and marketing, (ii) accounting and financial reporting, (iii) treasury management, (iv) information technology and enterprise services, (v) human resources and employee benefits, (vi) insurance, (vii) real estate, (viii) regulatory, (ix) third party consents/post-closing assistance, (x) other services, and (xi) payroll expenses (collectively, the “Services”).  Pursuant to the terms of the TSA, the Company will be reimbursed for certain expenses incurred related to providing the Services. Additionally, the Company is required to cause certain employees (the “Business Employees”) to devote their full business time and attention to the conduct of the Business by Enteris. The costs associated with the employment of the Business Employees will be fully reimbursed by Enteris to Unigene.

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Entered into a second amendment to a financing agreement on April 8, 2013 with affiliates of VPC, whereby VPC purchased an additional $750,000 senior secured note, which provided Unigene with working capital.

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On April 1, 2013, in an effort to conserve capital and further extend its runway, the Company implemented a strategic reorganization and downsizing which involved a reduction of approximately 40% of the Company’s workforce. The majority of employees impacted by the reduction in workforce supported Unigene’s Fortical® manufacturing and recombinant calcitonin production operations.

Additional Financial Results and Notes

Research and development expenses decreased $408,000, or 32%, in 2013 to $851,000 from $1,259,000. This decrease in 2013 was primarily due to the capitalization of a significant portion of the research and development expenses incurred in the three months ended March 31, 2013 related to the production of UGP302 materials pursuant to the joint venture with Nordic.

Cost of goods sold increased $1,388,000 in 2013 to $1,636,000 from $248,000. The 2013 charge represents the cost associated with the reduction in the carrying value of certain inventories to zero as a result of the cessation of production of Fortical and the lack of purchase orders from USL. The uncertainty regarding future Fortical production requirements also resulted in asset impairment charges of $675,000 and $309,000, to fixed asset and patent assets, respectively.

CONFERENCE CALL AND WEBCAST

Unigene’s senior management team will host a conference call and webcast on May 14, 2013 at 11:00 a.m. ET.

Interested participants and investors may access the conference call at 11 a.m. ET by dialing (866) 543-6403 (U.S./Canada) or (617) 213-8896 (international); participant code 42263674. An audio webcast can be accessed by logging on to the Investors & Media section under the Events tab of the Unigene web site, http://www.unigene.com.

A telephonic replay of the call will be available for two weeks beginning at 1:00 p.m. ET on May 14, 2013. Access numbers for this replay are (888) 286-8010 (U.S./Canada) and (617) 801-6888 (international); participant code 90089598. The webcast replay will remain available in the Investors & Media section of the Unigene Laboratories web site for 30 days.

ABOUT UNIGENE LABORATORIES, INC.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to the Company’s path forward in continuing to explore and develop strategic options to protect and enhance shareholder value; Unigene’s ability to monetize oral PTH, UGP281 or any other asset; Unigene’s ability to infuse cash into the Company; any restructuring of debt; the Company’s ability to secure additional opportunities is dependent upon resolving the debt position; and the Company’s leadership in the design, delivery, manufacture and development of peptide-based therapeutics. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:

Joshua Drumm, Ph.D. / Jason Rando

Tiberend Strategic Advisors, Inc.

(212) 827-0020

jdrumm@tiberend.com

jrando@tiberend.com

SOURCE: Unigene Laboratories, Inc.

Tables to follow

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UNIGENE LABORATORIES, INC.

CONDENSED BALANCE SHEETS

MARCH 31, 2013 and DECEMBER 31, 2012

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$353,223	$3,813,492
Accounts receivable	96,063	76,255
Inventory, net	699,872	898,042
Prepaid expenses and other current assets	681,453	848,573
Total Current Assets	1,830,611	5,636,362

Noncurrent inventory, net	--	1,063,633
Property, plant and equipment, net	1,853,853	2,651,819
Patents and other intangibles, net	1,621,970	1,920,574
Other assets	40,513	40,513

Total Assets	$5,346,947	$11,312,901

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$458,896	$731,359
Accrued expenses	2,149,436	2,244,830
Accrued interest	17,197,341	14,618,402
Current portion – deferred licensing revenues	1,514,182	1,648,515
Current portion – deferred gain on sale/leaseback	116,760	116,760
Current portion – capital lease obligations	39,558	38,566
Embedded conversion feature liability	16,850,000	28,700,000
Notes payable – Victory Park, net of discount of $4,030,959 and $5,894,361, respectively	43,785,650	41,922,248
Notes payable – Levys	14,437,518	14,437,518
Total Current Liabilities	96,549,341	104,458,198

Capital lease obligations, excluding current portion	17,706	27,975
Deferred licensing revenues, excluding current portion	4,787,850	5,050,539
Deferred gain on sale/leaseback, excluding current portion	486,533	515,723

Total Liabilities	101,841,430	110,052,435

Commitments and Contingencies
Stockholders’ Deficit:
Common Stock – par value $.01 per share, authorized 275,000,000 shares; issued 95,978,952 shares at March 31, 2013 and 95,586,644 at December 31, 2012	959,790	955,866
Additional paid-in capital	117,194,551	116,932,088
Accumulated deficit	(214,648,824)	(216,627,488)
Total Stockholders’ Deficit	(96,494,483)	(98,739,534)
Total Liabilities and Stockholders’ Deficit	$5,346,947	$11,312,901

UNIGENE LABORATORIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Product Sales	$--	$646,147
Royalties	84,960	348,744
Licensing Revenue	262,689	262,689
Development Fees and Other	203,573	165,628
Tarsa Revenue	62,550	328,075
Total Revenue	613,772	1,751,283

Operating Expenses:
Research and Development	850,518	1,258,659
Cost of Goods Sold	1,635,818	246,357
General and Administrative	1,975,187	2,093,172
Unallocated Facility Expenses	529,250	859,113
Asset Impairment Charges	983,990	--
Total Operating Expenses	5,974,763	4,457,301

Operating Loss	(5,360,991)	(2,706,018)

Other Income (Expense):
Interest and Other Income	10,538	80,433
Interest Expense	(4,520,883)	(2,867,002)
Change in fair value of embedded derivative	11,850,000	2,920,000
Loss on Investment in Tarsa	--	(650,571)

Income (Loss) Before Income Taxes	1,978,664	(3,223,158)
Income Tax Benefit	--	26,757

Net Income (Loss)	$1,978,664	$(3,196,401)

Net Income (Loss) Per Share:
Basic	$0.02	$(0.03)
Diluted	$(0.01)	$(0.03)

Weighted Average Number of Shares Outstanding:
Basic	95,950,234	95,314,825
Diluted	507,998,045	95,314,825